Study ‘302’ Part B Phase 3 Topline Data in Males with Mild-to-Moderate Pattern Hair Loss November 2026 NOVEMBER 2026

Agenda 3 1 Opening Remarks 2 Study ‘302’ Part B Results 3 KOL Discussion 4 VDPHL01 Commercial Opportunity 5 Closing Remarks 6 Q&A Reid Waldman, M.D. Chief Executive Officer, Veradermics Mark Neumann Chief Commercial & Strategy Officer, Veradermics Dominic Carrano Chief Financial Officer, Veradermics Michael H. Gold, M.D., FAAD* Founder of Gold Skincare, Advanced Aesthetics Medical Spa, The Laser and Rejuvenation Center, and Tennessee Clinical Research Center Clinical Assistant Professor, Vanderbilt University Study 302 Investigator MANE Speakers Joined by NOVEMBER 2026 *Dr. Michael Gold is a paid consultant for Veradermics.

This presentation contains forward-looking statements that involve substantial risks and uncertainties. All statements other than historical factual information are forward-looking statements, including without limitation statements regarding our product development activities for VDPHL01 and ongoing clinical trials; the ability of clinical trials to demonstrate safety and efficacy of VDPHL01; the beneficial characteristics, and the potential safety, efficacy and therapeutic effects of VDPHL01; our ability to develop and advance our potential future product candidates and programs; our ability to pursue and execute our strategy for our indications, business, programs and technology; our ability to leverage existing programs and to progress additional programs, the timing of investigational new drug application submissions; the timing of and our ability to obtain and maintain regulatory approval of our product candidates; our ability to compete with companies currently selling, marketing or engaged in the development of treatments for diseases that our product candidates are designed to target, including pattern hair loss (PHL); our estimates regarding the size and growth potential of the commercial opportunity for VDPHL01 and our current product candidates or other product candidates we may identify and pursue, and our ability to serve those markets; objectives for future operations and other estimates contained herein. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expect,” “plan,” “anticipate,” “could,” “intend,” “target,” “project,” “contemplate,” “believe,” “estimate,” “predict,” “potential” or “continue” or the negative of these words or other similar expressions that concern our expectations, strategy, plans or intentions, although not all forward-looking statements are accompanied by such words. Forward-looking statements are based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate, and speak only as of the date of this presentation. Disclaimer 4 Forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or other events to be materially different from any future results, performance or other events expressed or implied by the forward-looking statements, including the risks and uncertainties identified in the "Risk Factors" section of our Quarterly Report on Form 10-Q for the period ended June 30, 2026, and subsequent filings with the U.S. Securities and Exchange Commission. Given these uncertainties, you should not place undue reliance on forward-looking statements. Our actual future results, performance or other events may be materially different from what we expect. Except as required by law, we assume no obligation to update these forward-looking statements, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. Market data and industry information used throughout this presentation are based on management’s knowledge of the industry and the good faith estimates of management. We also relied, to the extent available, upon management’s review of independent industry surveys and publications and other publicly available information prepared by a number of third-party sources. All of the market data and industry information used in this presentation involves a number of assumptions and limitations, and you are cautioned not to give undue weight to such estimates. Although we believe that these sources are reliable as of their respective dates, we cannot guarantee the accuracy or completeness of this information, and we have not independently verified this information. Projections, assumptions and estimates of our future performance and the future performance of the industry in which we operate are necessarily subject to a high degree of uncertainty and risk due to a variety of factors. These and other factors could cause results to differ materially from those expressed in our estimates and beliefs and in the estimates prepared by independent parties. The trademarks included herein are the property of the owners thereof and are used for reference purposes only. Such use should not be construed as an endorsement of such products. This presentation discusses potential future product candidates that are investigational only and have not yet been approved for marketing by the U.S. Food and Drug Administration. No representation is made as to the safety or effectiveness of these potential future product candidates for the use for which such potential future product candidates are being studied. NOVEMBER 2026

Positive Study '302' Part B 12-month results support long-term safety, tolerability and efficacy of VDPHL01 in males with pattern hair loss

OBJECTIVE	RESULT
Assess Long-Term Safety	***Long-term safety demonstrated with 12 months of continued treatment*** *No new safety signals in Part B of Study '302'; **no treatment-related SAEs; no AESIs of cardiac origin***
Assess Durability of Response	***Clinically significant responses deepened or maintained at Month 12*** *Average non-vellus hair count change of **29.7 - 43.9 hairs/cm²;*** ***79.8% - 89.1%** of subjects reported improvement in hair coverage;* ***48.4% - 62.9%** of subjects reported 'improved' or 'much improved' hair coverage (QD - BID)*

Placebo cross over data from months 7-12 demonstrated consistent, clinically significant benefit from baseline with no new safety signals following 6 months of treatment with VDPHL01

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50 50 32 30 16 8 30 10 20 30 40 50 60 PHL (Men) Acne (All Ages) Atopic Dermatitis (Eczema) PHL (Women) Rosacea Psoriasis Vitiligo Pattern hair loss (PHL) impacts ~80 million people in the U.S. 6 M Men with PHL Pa tie nt s Af fe ct ed in th e U .S .1 ( M ) American Academy of Dermatology. Skin conditions by the numbers. Accessed September 8, 2026. https://www.aad.org/media/stats/conditions/hair-loss M Women with PHL Million U.S. patients: ~50M men without a new oral treatment in ~30 years; ~30M women without FDA-approved oral treatment options~80 NOVEMBER 2026

VDPHL01’s proprietary extended-release technology delivers a differentiated formulation of minoxidil intended to optimize efficacy and safety 7 10x difference between minoxidil hair growth threshold and minoxidil cardiac activity threshold VDPHL01 is designed to deliver nearly twice the total amount of minoxidil over 12h and maintains concentrations above the hair growth threshold twice as long vs. a 2.5 mg IR tablet* First minoxidil extended-release tablet and only oral minoxidil tablet positioned for potential approval for the treatment of PHL 10x Blunted maximum observed concentration (Cmax) is designed to maintain plasma concentrations below the cardiac activity threshold 1Ferry JJ, Turner S, Albert DE, Dietz AGH, Luderer JR. Hemodynamic effects of minoxidil following intravenous infusions in untreated hypertensive patients. Clin Pharmacol Ther. 1996;59(2):166. 2Bokhari L, et al. J Eur Acad Dermatol Venereol. 2022;36:e62-e66. *Per pharmacokinetics data from average plasma concentrations for male patients (n=10) from Study QSC300720 evaluating males taking VDPHL01 8.5mg and minoxidil 2.5 mg IR. 0 5 10 15 20 25 30 Pl as m a C on ce nt ra tio n (n g/ m L) C a r d i a c A c t i v i t y T h r e s h o l d ( 2 0 n g / m L ) 1 H a i r g r o w t h t h r e s h o l d ( 1 . 6 2 n g / m L ) 2 I d e a l M i n o x i d i l P l a s m a T a r g e t C o n c e n t r a t i o n NOVEMBER 2026

Minoxidil mechanism of action is capacity-limited and time dependent 8 Minoxidil Hair follicles contain the SULT1A1 sulfotransferase enzyme that locally converts minoxidil to its active metabolite, minoxidil sulfate Hair growth is stimulated at low plasma levels of minoxidil because of its local metabolism to minoxidil sulfate at the hair bulb 2 VDPHL01 is designed to increase the duration of exposure to metabolized minoxidil sulfate at the hair follicle PARENT DRUG ACTIVE DRUG 1 1 2 Minoxidil Sulfate VDPHL01 is designed to optimize the consistency and duration of exposure to active minoxidil sulfate NOVEMBER 2026

Study '302' trial design

Actual Enrollment
519 subjects, randomized 2:2:1:1

Clinical Sites
44 U.S. sites

Study Population
Male subjects 18-65 years of age (inclusive) with mild-to-moderate PHL



PART A TOPLINE DATA ANNOUNCED APRIL 2026
PART B TOPLINE DATA
Part A: Placebo Controlled Period (Months 1-6)
Part B: Treatment Extension Period (Months 7-12)
Group 1: VDPHL01 8.5 mg BID
Group 2: VDPHL01 8.5 mg QD**
Group 3: Placebo BID
Group 1: VDPHL01 8.5 mg BID
12-month topline data
Group 2: VDPHL01 8.5 mg QD
12-month topline data
Group 3: VDPHL01 8.5 mg BID
6-month topline placebo cross over data
Group 4: VDPHL01 8.5 mg QD
6-month topline placebo cross over data
12 Months Continued Treatment with VDPHL01

Note: Part A was the pivotal portion of Study '302' evaluating VDPHL01 against primary endpoints. Part B is a dose-controlled extension of the study. Efficacy analyses for Part B are ITT (observed) based on available data in each treatment group.

QD: Daily Dosing TAHC: Target Area Hair Count
BID: 2x/day Dosing PRO: Proprietary patient reported outcomes (PRO) scale designed for the VDPHL01 clinical trials
***All patients take investigational product or matched placebo twice daily (2x VDPHL01; VDPHL01 + placebo; 2x placebo)*

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Study '302' Part B baseline characteristics

		VDPHL01 8.5MG QD (12M Active)	VDPHL01 8.5MG BID (12M Active)	VDPHL01 8.5MG QD (6M Placebo Cross Over)	VDPHL01 8.5MG BID (6M Placebo Cross Over)	Total
Study Participants		140	145	66	70	421
Age	Mean (SD), Median	42.0 (10.3), 40.0	43.1 (10.6), 42.0	41.4 (9.1), 39.0	44.4 (10.3), 44.5	42.7 (10.2), 42.0
	Patients age 40+; *n (%)*	77 (55.0)	88 (60.7)	32 (48.5)	50 (71.4)	247 (58.7)
	Minimum, Maximum	21, 63	19, 65	26, 65	22, 65	19, 65
Race *n (%)*	American Indian/Alaska Native	3 (2.1)	3 (2.1)	1 (1.5)	3 (4.3)	10 (2.4)
	Asian	12 (8.6)	8 (5.5)	5 (7.6)	4 (5.7)	29 (6.9)
	Black or African American	6 (4.3)	6 (4.1)	7 (10.6)	10 (14.3)	29 (6.9)
	Native Hawaiian or Pacific Islander	0 (0)	0 (0)	0 (0)	0 (0)	0 (0)
	White	119 (85.0)	125 (86.2)	53 (80.3)	52 (74.3)	349 (82.9)
	Multiple	0 (0)	3 (2.1)	0 (0)	1 (1.4)	4 (1.0)
Ethnicity *n (%)*	Hispanic or Latino	18 (12.9)	26 (17.9)	9 (13.6)	6 (8.6)	59 (14.0)
	Not Hispanic or Latino	122 (87.1)	119 (82.1)	57 (86.4)	64 (91.4)	362 (86.0)
Baseline Norwood Hamilton Severity *n (%)*	Type IIIv	65 (46.4)	65 (44.8)	35 (53.0)	35 (50.0)	200 (47.5)
	Type IV	41 (29.3)	48 (33.1)	16 (24.2)	22 (31.4)	127 (30.2)
	Type V	34 (24.3)	32 (22.1)	15 (22.7)	13 (18.6)	94 (22.3)
Additional Baseline Characteristics	Baseline Non-Vellus Hair Count; *mean (SD), median*	154.4 (49.1), 154.0	150.6 (52.04), 147.0	153.5 (54.7), 158.5	151.1 (65.2), 135.0	--
	Hypertensive at Baseline; *n (%)*	78 (55.7)	67 (46.2)	39 (59.1)	37 (52.9)	221 (52.5)

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Data on File. Veradermics, Inc.

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Long-Term Safety Following 12 months of continued treatment with VDPHL01 11

Study '302' Part B 12-month results support long-term safety and tolerability of VDPHL01 in males with pattern hair loss

AT 12 MONTHS:

- ✓ No treatment-related SAEs
- ✓ No adverse events of special interest (AESI) of cardiac origin
- ✓ No new clinically significant vital sign or ECG signals
- ✓ No new cases of peripheral edema in '302' Part B
- ✓ Lack of observed shedding

No AE-related study discontinuations

in Part B for VDPHL01 Continued Group

New cases observed in Part B for the VDPHL01 Continued Group	VDPHL01 8.5 mg QD	VDPHL01 8.5 mg BID
Peripheral Edema	0	0
Peripheral edema leading to study discontinuation (per subject); % (n)	0	0
Hypertrichosis	2.1% (3)	2.8% (4)
Hypertrichosis leading to study discontinuation (per subject); % (n)	0	0

Data on File. Veradermics, Inc.

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Long-Term Efficacy Following 12 months of continued treatment with VDPHL01 13

Study '302' Co-Primary Endpoints (Evaluated in Part A)

Target area hair count (TAHC)


Patient tattooed for location replicability

TAHC co-primary endpoint leverages the only measurement methodology used for FDA approval in PHL since 1997

- Digital analysis lines up consecutive images to ensure the same location is captured.
- Hairs ≥30 μm in diameter are counted as being non-vellus.
- Digital analysis algorithm discerns both increases in number and thickness of hairs.
- Accuracy of analysis is ensured by utilizing counts from 2 separate technicians.

Patient-reported outcome (PRO)


V1-SCR
V5-M2
V6-M4

PRO co-primary endpoint is evaluated using the **Androgenetic Alopecia Impact Rating Score** (AAIRS)

- All photography is standardized and undergoes quality control to ensure consistent imagery and parting
- Patients are shown full-size photographs at baseline and evaluated time points to directly assess changes to the severity of their PHL on a 7-point scale from 'Much Worse' to 'Much Improved'

AAIRS 7-Point Scale
3 = MUCH IMPROVED
2 = IMPROVED
1 = A LITTLE IMPROVED
0 = NO CHANGE
-1 = A LITTLE WORSE
-2 = WORSE
-3 = MUCH WORSE

*Co-primary endpoint

VDPHL01 has achieved highly statistically significant and highly clinically meaningful benefit on both co-primary endpoints in both registration-directed male studies

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Study ‘302’ Part B demonstrated the durability of treatment effect with both QD and BID dosing at Month 12 15 29.7 43.9 0 5 10 15 20 25 30 35 40 45 VDPHL01 8.5mg QD VDPHL01 8.5mg BID N on -V el lu s T AH C In cr ea se Non-Vellus TAHC Increase absolute; from baseline at Month 12 ∆=23.1 VDPHL01 8.5mg QD VDPHL01 8.5mg BID n=171 NOVEMBER 2026 *ITT (observed data) Data on File. Veradermics, Inc. Note: ITT (observed data) is based on subjects with available data in each treatment group

VDPHL01 delivered early treatment response that is durable over 12 months in Study ‘302’ 16 Data on File. Veradermics, Inc.NOVEMBER 2026 Study ‘302’ TAHC Increase from baseline at Months 2, 6 and 12 28.0 30.3 29.7 35.9 33.0 43.9 0 5 10 15 20 25 30 35 40 45 Month 2 Month 6 Month 12 N on -V el lu s T AH C In cr ea se VDPHL01 8.5mg QD VDPHL01 8.5mg BID Note: ITT (observed data) is based on subjects with available data in each treatment group MONTH 6 MONTH 12 *ITT (Observed) MONTH 2

29.7 43.9 0 5 10 15 20 25 30 35 40 45 Study '302' Part B (Month 12) N on -V el lu s T AH C In cr ea se VDPHL01 12-month results in context of the male PHL treatment landscape 17 Data on File. Veradermics, Inc.NOVEMBER 2026 18.6 16.9 0 5 10 15 20 25 30 35 40 45 Topical Minoxidil 5% Finasteride 1mg N on -V el lu s T AH C In cr ea se TAHC Increase From Baseline at Month 12 Additional Male PHL Studies TAHC Increase From Baseline at Month 12 VDPHL01 in Males ITT (observed) VDPHL01 data are presented from Study ‘302’ Part B, based on the number of subjects with available data in each treatment group. Comparator data are presented from 1 Olsen (2022) and 2Kaufmann (1998) Note: No head-to-head studies comparing VDPHL01 to finasteride or other forms of minoxidil have been conducted. The results of this retrospective post hoc cross-trial comparison may not be directly comparable. Differences exist between trial designs and subject characteristics, and caution should be exercised when comparing data across unrelated studies. 1Olsen EA, Dunlap FE, Funicella T, Koperski JA, Swinehart JM, Tschen EH, Trancik RJ. A randomized clinical trial of 5% topical minoxidil versus 2% topical minoxidil and placebo in the treatment of androgenetic alopecia in men. J Am Acad Dermatol. 2002 Sep;47(3):377-85. doi: 10.1067/mjd.2002.124088. PMID: 12196747; 2Kaufman KD, Olsen EA, Whiting D, Savin R, DeVillez R, Bergfeld W, Price VH, Van Neste D, Roberts JL, Hordinsky M, Shapiro J, Binkowitz B, Gormley GJ; Finasteride Male Pattern Hair Loss Study Group. Finasteride in the treatment of men with androgenetic alopecia. J Am Acad Dermatol. 1998 Oct;39(4 Pt 1):578-89. doi: 10.1016/s0190-9622(98)70007-6. PMID: 9777765. VDPHL01 8.5mg QD VDPHL01 8.5mg BID

Study ‘302’ Part B demonstrated the durability of treatment effect with both QD and BID dosing at Month 12: PRO +2 18 48.4% 48.4% 62.9% 68.0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% Month 6 Month 12 % R es po ns e VDPHL01 8.5mg QD VDPHL01 8.5mg BID AAIRS 7-Point Scale 3 = MUCH IMPROVED 2 = IMPROVED 1 = A LITTLE IMPROVED 0 = NO CHANGE -1 = A LITTLE WORSE -2 = WORSE -3 = MUCH WORSE MONTH 6 MONTH 12 *ITT (Observed) PRO +2 at Month 12 VDPHL01 8.5mg QD & BID NOVEMBER 2026 Data on File. Veradermics, Inc. Note: ITT (observed data) is based on subjects with available data in each treatment group

79.3% 79.8%86.0% 89.1% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% MONTH 6 MONTH 12 % R es po ns e VDPHL01 8.5mg QD VDPHL01 8.5mg BID Patient reported outcomes of any improvement support high rates of clinically meaningful impact >80% of study patients** said that any improvement* on the PRO would be clinically meaningful to them 19 *“Any improvement” represents all patients that determined their hair growth to represent +1 (“a little improved), +2 (“improved”) or +3 (“much improved”) on the AAIRS PRO scale at Month 6 AAIRS 7-Point Scale 3 = MUCH IMPROVED 2 = IMPROVED 1 = A LITTLE IMPROVED 0 = NO CHANGE -1 = A LITTLE WORSE -2 = WORSE -3 = MUCH WORSE **surveyed during in-trial interviews n=171 Any Improvement* from Baseline at Month 12 VDPHL01 8.5mg QD & BID MONT 6 MO TH 12 NOVEMBER 2026 *ITT (observed) Data on File. Veradermics, Inc. Note: ITT (observed data) is based on subjects with available data in each treatment group

72.0% 74.4% 84.4% 92.2% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% MONTH 6 MONTH 12 % R es po ns e VDPHL01 8.5mg QD VDPHL01 8.5mg BID Investigator global assessment underscores consistency and durability of response: any improvement 20 IGA 7-Point Scale 3 = GREATLY INCREASED 2 = MODERATELY INCREASED 1 = SLIGHTLY INCREASED 0 = NO CHANGE -1 = SLIGHTLY DECREASED -2 = MODERATELY DECREASED -3 = GREATLY DECREASED % Responders per IGA Assessment at Month 12 VDPHL01 8.5mg QD & BID NOVEMBER 2026 Data on File. Veradermics, Inc. MO TH 6 MONTH 12 *ITT (Observed) Note: ITT (observed data) is based on subjects with available data in each treatment group

Placebo Crossed Group 6 months of treatment with VDPHL01 following 6 months of placebo 21

24.5 32.1 0 5 10 15 20 25 30 35 40 45 Study '302' Part B (Month 12) N on -V el lu s T AH C In cr ea se Placebo crossed group in Study ‘302’ demonstrated clinically meaningful benefit following 6 months of treatment with VDPHL01 22NOVEMBER 2026 42.9% 60.7% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% VDPHL01 8.5mg QD VDPHL01 8.5mg BID % R es po ns e TAHC Increase From Baseline Placebo cross over group at Month 6 PRO +2 Placebo cross over group at Month 6 VDPHL01 8.5mg QD VDPHL01 8.5mg BID VD L01 8.5mg QD VDPHL01 8.5mg BID *ITT (observed data) *ITT (observed data) Data on File. Veradermics, Inc. Note: ITT (observed data) is based on subjects with available data in each treatment group

73.2% 82.0% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% VDPHL01 8.5mg QD VDPHL01 8.5mg BID % R es po ns e VDPHL01 8.5mg QD VDPHL01 8.5mg BID Placebo crossed group demonstrated a consistent safety and tolerability profile, clinically meaningful benefit at Month 6 of treatment 23NOVEMBER 2026 80.0% 83.9% 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% 100% VDPHL01 8.5mg QD VDPHL01 8.5mg BID % R es po ns e VDPHL01 8.5mg QD VDPHL01 8.5mg BID *ITT (observed data) PRO +1 VDPHL01 QD & BID from placebo crossed over group *ITT (observed data) Placebo Crossed Group Safety Overview • Safety profile consistent with VDPHL01 continued group • No treatment-related SAEs • No adverse events of special interest (AESI) of cardiac origin • No clinically significant changes in heart rate, blood pressure, or ECG • Lack of observed shedding IGA +1 VDPHL01 QD & BID from placebo crossed over group Data on File. Veradermics, Inc. Note: ITT (observed data) is based on subjects with available data in each treatment group

Study '302' Month 12 Before and After Photos – PRO +1


Baseline
Month 12
Baseline
Month 12
Baseline
Month 12
Baseline
Month 12
Vertex
Frontal

VDPHL01 8.5mg QD

VDPHL01 8.5mg BID

Images represent responders who ranked their hair coverage as **"A Little Improved"** following 12 Months of treatment with VDPHL01. Individual results may vary.

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Data on File. Veradermics, Inc.

Study '302' Month 12 Before and After Photos – PRO +2


Baseline
Month 12
Baseline
Month 12
Baseline
Month 12
Baseline
Month 12
Vertex
Frontal
VDPHL01 8.5mg QD
VDPHL01 8.5mg BID

Images represent responders who ranked their hair coverage as **"Improved"** following 12 Months of treatment with VDPHL01. Individual results may vary.

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Data on File. Veradermics, Inc.

Study '302' Month 12 Before and After Photos – PRO +3


Baseline
Month 12
Baseline
Month 12
Baseline
Month 12
Baseline
Month 12
Vertex
Frontal

VDPHL01 8.5mg QD

VDPHL01 8.5mg BID

Images represent responders who ranked their hair coverage as **"Much Improved"** following 12 Months of treatment with VDPHL01. Individual results may vary.

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Data on File. Veradermics, Inc.

27NOVEMBER 2026 Michael H. Gold, M.D., FAAD* Founder of Gold Skincare, Advanced Aesthetics Medical Spa, The Laser and Rejuvenation Center, and Tennessee Clinical Research Center Clinical Assistant Professor, Vanderbilt University Study ‘302’ Investigator KOL Discussion *Dr. Michael Gold is a paid consultant for Veradermics.

NOVEMBER 2026 Month 6Baseline Month 12 Fr on ta l Ve rt ex Michael H. Gold, M.D., FAAD* Founder of Gold Skincare, Advanced Aesthetics Medical Spa, The Laser and Rejuvenation Center, and Tennessee Clinical Research Center Clinical Assistant Professor, Vanderbilt University Study ‘302’ Investigator Month 2 *Dr. Michael Gold is a paid consultant for Veradermics. Images represent a Study ‘302’ subject from Dr. Gold’s clinical trial site, from the BID dosing group, following 12 months of continued treatment with VDPHL01. Individual results may vary. Ba se lin e M on th 1 2 Global View Macro View

29NOVEMBER 2026 Michael H. Gold, M.D., FAAD* Founder of Gold Skincare, Advanced Aesthetics Medical Spa, The Laser and Rejuvenation Center, and Tennessee Clinical Research Center Clinical Assistant Professor, Vanderbilt University Study ‘302’ Investigator KOL Discussion *Dr. Michael Gold is a paid consultant for Veradermics.

VDPHL01 ‘302’ Full Clinical Results: Results from Market Opinion Study November 2026 Presented by: Mark Neumann, Chief Commercial and Strategy Officer

31 Recap of Findings from Previous Blinded Study ‘302’ and Study ‘304’ Topline Market Research NOVEMBER 2026

April RRP: High-Volume PHL Treaters (n=153) and Engaged Patients (n=190)

Study 302 Topline (April): 9 in 10 High-Volume PHL Treaters and Engaged Patients Were Ready to Act on VDPHL01 Based on Blinded Product Profile

High-Volume PHL Treaters*

(n=153)

91% **see VDPHL01 as positively differentiated (5–7)**
63% very/extremely; top areas: FDA approval 72%, efficacy 71%, safety 70%

91% **likely to prescribe VDPHL01 (5–7)**
73% very or extremely likely (6–7)

72% **would adopt VDPHL01 within 3 months of launch**
44% within the first month (base: HCPs likely to prescribe)

Engaged Patients

(n=190)

95% **see VDPHL01 as positively differentiated (5–7)**
71% very/extremely; top areas: FDA approval 77%, safety 77%, efficacy 73%

91% **likely to talk to their doctor about VDPHL01 (5–7)**
71% very or extremely likely (6–7)

79% **would talk to their doctor within 3 months**
43% within the first month (base: patients likely to talk)

** "High Volume" defined as seeing at least 30 PHL patients per month*

Source: VDPHL01 Rapid Response Final Report (Study 302 topline profile), fielded April 25, 2026 | 153 HCPs (112 Derms, 41 APPs) and 190 men with PHL | Patient differentiation base n=186 (unsure removed); adoption timing among those likely to prescribe / talk

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Study 304 Topline (October): Rx-Hesitant Prescribers Expect to Double Rx Use With VDPHL01 33 Source: Market research using Study 304 Part A results, HCP quant survey, October 2026 | US HCPs: 93 Derms (53 MDs, 40 APPs), 105 PCPs (89 MDs, 16 APPs) | n=198 93 Derms 105 PCPs n=20 qualitative HCP respondents+ n=198 HCPs completed an online survey PHL Treaters: Actively treat or manage average or above- average volume of adult men with PHL every month 64% Of their male patients are NOT treated with Rx 36% → 72% HCPs expect Rx use to double with VDPHL01 approval 86% of HCPs anticipate prescribing VDPHL01 in its first 12 months 5-7 out of 7 57% of their male PHL patients expected to be on VDPHL01 in the first 12 months Hesitant Prescribers: Below-average use of Rx therapy for PHL October RRP: HCPs (n=198) NOVEMBER 2026

34 New Market Research Study: Men with PHL Who Are Not on Prescription Treatment NOVEMBER 2026

All Patients Not Currently on Rx Treatment (n=311)

We Surveyed 311 Men With PHL Who Are Not on Prescription Therapy

n=311 Men With Pattern Hair Loss, Aged 18–65

CURRENT OTC ONLY n=101	PREVIOUSLY TREATED n=103	NEVER TREATED n=107
32% of the sample **currently uses only OTC** products	**33%** of the sample **stopped treating 12+ months ago** (28 past Rx, 75 past OTC)	**34%** of the sample **has never used** Rx or OTC treatment

Currently treating vs. not currently treating

- **Two-thirds (68%) are not currently treating,** split about evenly between previously treated (49%) and never treated (51%); the other third (32%) currently use OTC only

n=6 survey respondents re-contacted for follow-up interviews to review the full 302 blinded data

Survey fielded Oct 30 – Nov 7, 2026; interviews the weekend before the Monday 302 data release

Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311

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Men Not on Rx Span a Broad Range of Ages and Incomes, and Two in Three Say Their Hair Is Central to Their Confidence 36 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | *U.S. Census Bureau, Income in the United States: 2025 (Sept 2026), real median household income A Broad Age Range Age distribution; men aged 18-65 A Mix of Income Levels Annual household income; 41% earn $100K+ 13% $35–49K 24% $50–74K $75–99K 26% $100–149K 15% $150K+ Hair Drives Confidence Importance of hair to self-confidence 2 in 3 (66%) say their hair is very or extremely important to their self-confidence 18-65 Age range Average Age: 48 U.S. median household income: $87,460* All Patients Not Currently on Rx Treatment (n=311) 21% NOVEMBER 2026

Current OTC Users Spend > $75 / Month on Products That Only Moderately Satisfy Them, and Some Have Never Heard of Oral Rx Options 37 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | Base: men with PHL currently using OTC treatment only | n=101 $76 average monthly OTC spend 30% spend $100 or more Only 15% are highly satisfied with their current OTC treatment 6-7 out of 7 Just 6% are extremely satisfied (7) 69% are moderately satisfied (3-5 out of 7) 73% rate 4 or below Current OTC Users (n=101) % of OTC Patients Who Have Never Heard Of the Following Treatments % of current OTC users Oral Finasteride 30% Compounded Topicals 28% 22% TopicalTopical Minoxidil 7% Oral Oral Minoxidil (IR) NOVEMBER 2026

Previously Treated (n=103) and Never Treated (n=107)

Men Not Currently Treating Want to Treat Their Hair Loss, but About a Third Have Never Heard of Oral Minoxidil or Finasteride

82%

are interested in or have looked into treatment

57%

say hair is very/extremely important to their overall self-confidence

% of Not Currently Treated Patients Who Have Never Heard Of the Following Treatments

% of men not currently treating


Oral Finasteride
40%
Oral Minoxidil (IR)
35%
Compounded Topicals
34%
Topical Minoxidil
8%
Oral
Topical

Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | Base: men with PHL not currently treating (103 previously treated, 107 never treated) | n=210

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Efficacy and Side Effects Are Patients’ Top Unmet Needs, and Most Would Take an Rx if Their Doctor Recommended It 39 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | T3B = % rating 5–7; T2B = % rating 6–7 Top Unmet Needs % of patients rating at least one need in each area 5-7 out of 7 (efficacy: faster, lasting or better results; side effects: overall, sexual, cardiac, body hair); T2B (6-7) in gray 71% 68% 57% Efficacy Side effects Affordability Single Most Important Factor in a New Treatment % of patients, select one 53% Effectiveness 79% are open to considering an Rx treatment for PHL if their doctor recommended it T3B (5-7 out of 7) T2B (6-7) 59% Asked before patients saw the VDPHL01 profile T2B 54% T2B 50% T2B 41% All Patients Not Currently on Rx Treatment (n=311) NOVEMBER 2026

40 Patients Then Reviewed a Blinded Profile of VDPHL01 Based on the Study ‘302’ and ‘304’ Results NOVEMBER 2026

After Seeing the VDPHL01 Profile, 83% of Patients Would Talk to Their Doctor About It, a Sentiment Consistent Across All Three Segments 41 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | T3B = % rating 5–7; T2B = % rating 6–7 Likelihood to Talk to a Doctor About VDPHL01 % of patients rating 5-7 out of 7; T2B (6-7) in gray of patients are likely to talk to their doctor about VDPHL01, based on blinded product profile 83% T2B 59% Likelihood to Talk to a Doctor, by Segment % rating 5-7 out of 7; T2B (6-7) in gray Current OTC only n=101 87% T2B 65% Previously treated n=103 89% T2B 64% Never treated n=107 74% T2B 50% 79% of all patients would take a next step after seeing the profile, including 41% who would book a doctor or telehealth visit All Patients Not Currently on Rx Treatment (n=311) NOVEMBER 2026

42 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | C13 bases vary by unmet need (n=214–238) | T3B = % rating 5–7; T2B = % rating 6–7 Top Unmet Needs VDPHL01 Is Expected to Address % rating 5-7 out of 7 (1 = does not address, 7 = completely addresses); top 5 shown Greater overall efficacy T2B 61% 87% No hormonal/sexual side effects T2B 63% 86% Quicker hair growth results T2B 60% 85% No cardiac side effects T2B 64% 85% Efficacy Safety All Patients Not Currently on Rx Treatment (n=311) VDPHL01 Expected to Address the Unmet Needs That Have Kept Patients Out of the Market Fewer, milder side effects T2B 68% 87% NOVEMBER 2026

Nearly 80% See VDPHL01 Profile as Positively Differentiated versus Current Treatment Options 43 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | T3B = % rating 5–7; T2B = % rating 6–7 Of patients see VDPHL01 as positively differentiated from current treatments Most Differentiated Attributes % of patients rating 5-7 out of 7 88%Efficacy outcomes (T2B 62%) 81%Safety profile (T2B 61%) 81%Oral pill (T2B 63%) OTC Treatments Most Differentiated From % rating 5-7 of 7; T2B (6-7) in gray Nutrafol (n=18; T2B 56%) Topical minoxidil (n=117; T2B 59%) Hair growth supplements (n=100; T2B 49%) 83% 75% 75% 78% 5-7 out of 7 T2B (6-7) 58% All Patients Not Currently on Rx Treatment (n=311) NOVEMBER 2026

FDA Approval Is a Top Driver of Confidence Across Every Segment 44 Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated. | n=311 | T3B = % rating 5–7; T2B = % rating 6–7 | 1 qualitative interview reviewing the full Study 302 results; fielded the weekend before the Monday 302 data release Importance of FDA Approval to Confidence in VDPHL01 % rating FDA approval’s impact on confidence 5-7 out of 7; T2B (6-7) in gray All patients n=311 80% T2B 64% Current OTC only n=101 82% T2B 68% Previously treated n=103 81% T2B 69% Never treated n=107 77% T2B 54% Outside of a physician recommendation, FDA approval is the top driver of confidence in every segment by T3B (tied with patient testimonials among current OTC users) "It's almost a prerequisite that [it] needs to be FDA approved. It's proven and it's tested, if it's FDA approved, I'm assuming it would be safe for use … I would rather pay a little bit more for an FDA approved treatment. And it would probably give me more peace of mind." – Current OTC User All Patients Not Currently on Rx Treatment (n=311) NOVEMBER 2026

45 Strong Willingness to Pay a Premium Price for VDPHL01 versus a Low-cost Generic Driven by Efficacy, Doctor Recommendation, and Oral ROA Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | T3B = % rating 5–7; T2B = % rating 6–7 Top Attributes Driving Willingness to Pay % saying each increases their willingness to pay the premium price (+1 to +3 out of -3 to +3); follow-up survey, n=66 All Patients Not Currently on Rx Treatment (n=311) 76% Amount of hair regrowth 74% Percentage of patients reporting their hair improved 71% Amount of hair regrowth at the front of the head 70% Recommendation from a doctor 68% Oral pill, not a topical Willingness to Pay a Premium Price for VDPHL01 % rating 5-7 out of 7; T2B (6-7) in gray Compared with a low-cost generic T2B 37% If FSA/HSA eligible T2B 51% Current OTC only (T3B): 61% → 77% | Previously treated: 59% → 72% | Never treated: 46% → 56% 55% 68% NOVEMBER 2026

All Patients Not Currently on Rx Treatment

In Their Own Words: Why Patients See Value "Worth Paying For" in VDPHL01

"If they can justify the results, the studies have been done and back up the claims they're making about [VDPHL01], then I could justify the monthly cost…I think the price point is reasonable."

– Past OTC User

"I'm paying for self-esteem…like me, a lot of people are kind of embarrassed by their hair loss. I have a cousin that's in the same situation and he wears a hat constantly; that's kind of embarrassing when you go indoors."

– Never Treated Patient

"I don't see the cost being a drawback because it probably could even be less than what I'm paying for now with my Nutrafol and my biotin."

– Current OTC User

Source: Patient follow-up interviews, 12 qualitative interviews with men with PHL (2 past OTC users, 2 past prescription users, 2 current OTC users, 4 current prescription users, 2 treatment naïve patients) reviewing the full Study 302 results; fielded the weekend before the Monday 302 data release

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Research Suggests VDPHL01 Can Activate Men Not on Rx Today and Grow the PHL Market if Approved 47 Survey data suggest that VDPHL01 will activate a meaningful portion of the male untreated and OTC-treated population if approved 83% of men not on Rx are likely to talk to a doctor about VDPHL01 5-7 out of 7 T2B (6-7): 59%; 29% extremely likely (7) 78% see VDPHL01 as positively differentiated from current PHL treatments 5-7 out of 7 T2B (6-7): 58% 55% → 68% would pay a premium price for VDPHL01 vs. a low-cost generic, rising when FSA/HSA eligible 5-7 out of 7 T2B (6-7): 37% → 51%; only 8% unwilling if FSA/HSA eligible (B2B 1-2) Source: VDPHL01 Nov. RRP patient survey, Oct 30 – Nov 7, 2026 | US men with PHL aged 18–65, not on Rx: 101 current OTC-only, 103 previously treated, 107 never treated | n=311 | T3B = % rating 5–7; T2B = % rating 6–7 All Patients Not Currently on Rx Treatment (n=311) NOVEMBER 2026

48 New Market Research Study: Blinded Full Study 302 Topline Results with HCPs and Patients NOVEMBER 2026

HCP Interviews (n=10)

Full 302 Profile Reinforces HCP Conviction: 12-Month Data Supports Long-Term Potential and All HCPs Will Recommend VDPHL01 if Approved

MAINTAINED EFFICACY

Durable 12-Month Gains

"it's both durability and efficacy... If it's that much more effective at 12 months [than] 6 months, then just give me the 12-month data"

– Dermatologist

10 of 10 HCPs viewed the 12-month data as a positive addition to 6-month data and **half of HCPs** viewed 12-month data as more important

LONGER TERM SAFETY

Side Effect Profile Impresses

"The no cardiac events, especially like the once-a-day dosing, was fantastic, and the fact that there were no discontinuations due to side effects is spectacular."

– Dermatology PA

7 of 10 HCPs unaidedly highlighted side effect profile as a standout product element

VDPHL01 ADOPTION

A First-Choice Option

"The product's amazing... very likely, very, very likely [to recommend]. It would be one of the first things I would suggest."

– Dermatologist

10 of 10 HCPs would recommend prescribing VDPHL01 to at least one patient not on prescription treatment

Source: 10 qualitative interviews with HCPs (4 Derms, 3 Derm PAs, 1 PCP, 2 PCP NPPAs) reviewing the blinded full Study 302 results; fielded the weekend before the Monday 302 data release.

NOVEMBER 2026

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Patient Interviews (n=12)

The Full 302 Profile Gave Patients Hope For a Treatment That Will Work

PATIENT PREFERENCE

More Credible and Efficacious

"I feel [VDPHL01] has more data to back up the results, whereas other products just tended to push a lot of things in terms of what it helped with, or promised results, but it wasn't easy to find this kind of data to really help back things up as far as being a credible option... [VDPHL01] seems like quite a jump compared to other treatments I've seen advertised."

– Past OTC User

IMPACT OF FDA APPROVAL

VDPHL01 Is Set Apart

"I would say it puts [VDPHL01] in another category because it has the FDA approval. I think that approval means something... it went through the actual testing, the rigorous testing to get this marked FDA approved. It leads you to believe that you have more faith in [an FDA approved] product than the others."

– Current Rx User

NO TRADEOFFS

The Whole Package

"The photo evidence was impressive, even including the photo showing hair growth in the front... The cost is reasonable, side effects are minimal, and it's a drug that's already been used in the past... in a different form, so there's some comfort about safety as well."

– Current Rx User

Source: 12 qualitative interviews with men with PHL (2 past OTC users, 2 past prescription users, 2 current OTC users, 4 current prescription users, 2 treatment naïve patients) reviewing the blinded full Study 302 results; fielded the weekend before the Monday 302 data release

NOVEMBER 2026

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The Full Study 302 Profile Strengthened HCP Conviction and Gave Patients Confidence in VDPHL01 as a Treatment Option if Approved 51 Source: Qualitative interviews with HCPs (n=10) and patients (n=12) reviewing the full Study 302 results fielded the weekend before the Monday 302 data release WHAT WE HEARD FROM HCPs (n=10) Durable response through 12 months All HCPs view the 12-month data as a positive addition to the 6- month data; with the combination of speed-to-results and long- term durability promoting HCP interest Reassuring long-term safety Strong safety profile addresses concerns driven by current treatment tolerability concerns, barriers to prescription use, and reasons for discontinuation Anticipated broad recommendation All HCPs express intent to recommend VDPHL01 across all patient types WHAT WE HEARD FROM PATIENTS (n=12) Highly differentiated profile Efficacy highlighted through photo evidence and hair count drives patient view of VDPHL01 as a go-to treatment choice for PHL FDA approval would drive confidence Scientific evidence from clinical trials builds believability and enthusiasm for hair growth outlook Results worth paying for Patients expressed no hesitations or reservations at price point HCP (n=10) and Patient (n=12) Interviews NOVEMBER 2026

Concluding Remarks 52NOVEMBER 2026

Studies ‘302’ and ‘304’ demonstrated potential to address the core of patient and physician unmet needs

PROFILE ATTRIBUTE	STUDY ‘302’ (Part A & Part B)	STUDY ‘304’ (Part A)
✓ Meaningful, visible improvement	**Robust clinical efficacy** *Up to +43.9 hairs/cm² increase in non-vellus hair count, 68% of patients “improved” or “much improved” on PRO at Month 12*	**Robust clinical efficacy** *Up to +36.4 hairs/cm² increase in non-vellus hair count, 69% of patients “improved” or “much improved” on PRO at Month 6*
✓ Predictable treatment journey	**Rapid onset and consistent response** *Up to +35.9 hairs/cm² increase in non-vellus hair count and PRO separated from placebo as early as Month 2; up to 89% of patients reported improvement at Month 12*	**Rapid onset and consistent response** *TAHC and PRO separated from placebo as early as Month 2; up to 85% of patients reported improvement at Month 6*
✓ Confidence for long-term use	**Safety and tolerability** *Phase 3 studies reported no treatment-related SAEs; no AESIs of cardiac origin; AE-related discontinuation rates favorable vs. existing oral PHL therapies*	
✓ Simple to prescribe and manage	**Oral administration + low rates of discontinuation** *Preferred administration method and improved potential for adherence give physicians a potential solution to proactively recommend to patients*	
✓ Robust, clinically relevant evidence	**Well-characterized safety and efficacy at 6 months across 1000+ patients** *Studies ‘302’ and ‘304’ have evaluated VDPHL01 in 1055 males across 89 U.S. sites*	

Clinical profile is anticipated to drive patients actively treating PHL to add/switch to VDPHL01 and catalyze non-treating patients to seek Rx treatment options

NOVEMBER 2026

Data on File. Veradermics, Inc.

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